EXHIBIT 32

Pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Bay National Corporation (the “Company”) each certifies that to the best of his knowledge the Annual Report on Form 10-K for the year ended December 31, 2009 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in that Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Hugh W. Mohler

Hugh W. Mohler
President and Chief Executive Officer
March 31, 2010

/s/ David E. Borowy

David E. Borowy
Senior Vice President and Chief Financial Officer
March 31, 2010

This certification is made solely for the purpose of 18 U.S.C. Section 1350 and is not being filed as part of the Form 10-K or as a separate disclosure document, and may not be disclosed, distributed or used by any person for any reason other than as specifically required by law.

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